Exhibit 5.1

2000 PENNSYLVANIA AVE., NW	MORRISON & FOERSTER LLP
WASHINGTON, D.C.
20006-1888	NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
TELEPHONE: 202.887.1500	SACRAMENTO, SAN DIEGO,
FACSIMILE: 202.887.0763	DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.,

WWW.MOFO.COM	TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG,
SINGAPORE

May 30, 2013

Altera Corporation

101 Innovation Drive

San Jose, California 95134

Re: 2005 Equity Incentive Plan, 1987 Equity Stock Purchase Plan, and the Enpirion, Inc. 2004 Stock Option Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed by Altera Corporation (the “Company”) with the Securities and Exchange Commission on or about May 30, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,055,931 shares of your common stock, $0.001 par value (the “Common Shares”) which will be issuable from time to time under the Company’s 2005 Equity Incentive Plan, 1987 Employee Stock Purchase Plan, and the Enpirion, Inc. 2004 Stock Option Plan (collectively, the “Plans”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption or assumption, as applicable, of the Plans and the authorization of the issuance of the Common Shares under the Plans (the “Plan Shares”). We have examined the originals, or photostatic copies, of such records of the Company and certificates of officers of the Company and of public officials, and such other documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Plan Shares under the Plans, the Company will receive consideration in an amount not less than the aggregate par value of the Plan Shares covered by each such issuance.

Based upon the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable Common Shares.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morrison & Foerster LLP